Smith Barney Small Cap Core Fund, Inc.


Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
January 21, 2004 filed on January 21,2004.
(Accession No. 0001193125-04-006541)